UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

October 2, 2015

APX GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2015, the Board of Directors (the “Board”) of APX Group Holdings, Inc. (the “Company”) elected to increase the size of the Board from six directors to eight and elected Paul Galant and Joe Tibbetts to fill the resulting vacancies, effective immediately. Jay Pauley, principal at Summit Partners, L.P., was also elected to the Board, effective immediately, to fill the vacancy left by the previously disclosed passing of Joseph Trustey.

Mr. Pauley is a principal at Summit Partners, which he joined in 2010. Prior to joining Summit Partners, Mr. Pauley was a Vice President at GTCR, a private equity firm, and an associate at Apax Partners, a private equity and venture capital firm. Before that, he worked for GE Capital. Mr. Pauley currently serves on the board of directors of Vivint Solar, Inc., Parts Town, Grand Design RV and Central Security Group. Mr. Pauley holds a B.S. in accounting and finance from Ohio State University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Mr. Galant has served as Chief Executive Officer of VeriFone Systems, Inc. and a member of VeriFone’s Board of Directors since 2013. Prior to joining VeriFone, Mr. Galant held several senior operational roles at Citigroup, Inc., which he joined in 2000, most recently as CEO of Citigroup’s Enterprise Payments business from 2010 to 2013. Before that, he worked for Donaldson, Lufkin and Jenrette as Global Head of eCommerce and Head of Financial Engineering within Debt Capital Markets; with both Smith Barney and Credit Suisse leading Financial Engineering divisions; and as President and Founder of BTP Information Services, Inc. Mr. Galant holds a B.S. from Cornell University.

Mr. Tibbetts served as Senior Vice President and Chief Financial Officer for Sapient Corporation from 2006 to September 2015. Prior to joining Sapient, he was Senior Vice President and Chief Financial Officer at Novell, Inc., Administrative General Partner at Charles Rivers Ventures and Chief Financial Officer at Lightbridge, Inc. and SeaChange International, Inc. Mr. Tibbetts also spent 20 years at Price Waterhouse LLP (now PricewaterhouseCoopers LLP), where he became an Audit Partner and National Director of the firm’s software services group. Mr. Tibbetts currently serves on the board of directors and as audit committee chairman of Bit9 + Carbon Black and Vivint Solar, Inc. He holds a bachelor’s degree from the University of New Hampshire in business administration.

In connection with their election to the Board, the Company expects to enter into a letter agreement with each of Messrs. Galant and Tibbetts setting forth the compensation terms related to his service on the Board of Directors, which terms have not been finalized as of the date of this filing.

On November 16, 2012, in connection with the closing of certain mergers and related reorganization transactions (collectively, the “Merger”), the Company and its subsidiaries became consolidated subsidiaries of 313 Acquisition LLC (“313 Acquisition”), an entity owned by an investor group comprised of certain investment funds affiliated with Blackstone Capital Partners VI L.P., certain investment funds affiliated with Summit Partners, L.P. (“Summit Partners”) and certain co-investors (collectively, the “Investors”). In connection with the Merger, 313 Acquisition, the Investors and certain other parties entered into various agreements (collectively, the “Investor Agreements”) governing certain matters relating to ownership and governance of 313 Acquisition and its subsidiaries, including with respect to the election of directors of the Company. Mr. Pauley was nominated to the Board by Summit Partners pursuant to their rights under the Investor Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Nathan Wilcox
Name:	Nathan Wilcox
Title:	General Counsel

Date: October 8, 2015

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